UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 5, 2018

Date of Report (Date of earliest event reported)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona		85017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Grand Canyon Education, Inc. (the “Company”) operates Grand Canyon University (“GCU”), a comprehensive regionally accredited university that offers over 225 graduate and undergraduate degree programs, emphases and certificates across nine colleges both online and on ground at our over 275 acre campus in Phoenix, Arizona. GCU is accredited by The Higher Learning Commission (the “HLC”).

Higher Learning Commission Approval of Change of Control Application

On March 5, 2018, the HLC notified the Company that it had approved the change of control application filed by GCU in connection with its proposed transaction (the “Proposed Transaction”) with Gazelle University, an Arizona non-profit corporation (“New GCU”). The approval is subject to customary conditions, including that there be no changes prior to the closing of the Proposed Transaction in the material terms of the transaction as presented in the application and that New GCU host an HLC evaluation within six months following closing. The Company expects to move toward execution and delivery of definitive documents with New GCU, with closing of the Proposed Transaction to occur upon satisfaction of any closing conditions stated therein.

For additional information about the Proposed Transaction, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2018.

On March 6, 2018, the Company issued a press release announcing the HLC’s approval of its application with respect to the Proposed Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of the Proposed Transaction to be approved by any of our regulators or accreditors or to satisfy any conditions set forth in any such approvals; the failure of the Company and New GCU to reach agreement on key terms of the Proposed Transaction and to execute definitive agreements; the possibility that any or all of the various conditions to the consummation of the Proposed Transaction that may be set forth in definitive agreements may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of any definitive agreement once executed; the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to retain and hire key personnel or its operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the Proposed Transaction may result in significant costs of defense, indemnification and liability; and other factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01. Consolidated Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated March 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: March 6, 2018	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)